INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tweeter Home Entertainment Group, Inc. on Form S-8 of our report dated October 20, 1995 (May 9, 1996 as to Note 2) on the combined financial statements of Bryn Mawr Radio and Television Center, Inc. and affiliate for the year ended August 31, 1995, appearing in the Prospectus of Tweeter Home Entertainment Group, Inc., which is part of Form S-1 Registration Statement No. 333-51015.




/s/ Deloitte & Touche LLP
-----------------------------
Deloitte & Touche LLP


Philadelphia, Pennsylvania
November 24, 1998